                                                                    EXHIBIT 99.3

                            FIRSTSENSE SOFTWARE, INC.

                              Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
FirstSense Software, Inc.:


We have audited the accompanying balance sheets of FirstSense Software, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FirstSense Software, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.


                                                 /S/  KPMG LLP

                                                      KPMG LLP


April 5, 2000
Boston, Massachusetts

                                 FIRSTSENSE SOFTWARE, INC.

                                      Balance Sheets

                                December 31, 1999 and 1998


                                           ASSETS                                     1999            1998
                                                                                  ------------    ------------
Current assets:
    Cash and cash equivalents                                                     $  1,525,060       5,370,004
    Accounts receivable, less allowance for doubtful accounts of
      $41,490 and $13,060 at December 31, 1999 and 1998, respectively                  510,930         204,068
    Prepaid expenses and other current assets                                           63,372         114,242
                                                                                  ------------    ------------

        Total current assets                                                         2,099,362       5,688,314

Fixed assets, net (note 4)                                                             440,505         673,022
Other assets                                                                             2,513           2,513
                                                                                  ------------    ------------

                                                                                  $  2,542,380       6,363,849
                                                                                  ============    ============

            LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Current portion of long-term debt (notes 5 and 10)                            $    898,462         110,783
    Current portion of capital leases                                                       --           6,589
    Accounts payable                                                                   397,776         220,640
    Accrued expenses                                                                   538,080         262,457
    Deferred revenue (note 15)                                                         425,354         135,545
                                                                                  ------------    ------------

        Total current liabilities                                                    2,259,672         736,014

Long-term debt, less current portion (notes 5 and 10)                                2,064,004         221,368
Capital leases, less current portion                                                        --          20,739
Deferred revenue                                                                        29,434          18,900
                                                                                  ------------    ------------

        Total liabilities                                                            4,353,110         997,021
                                                                                  ------------    ------------

Redeemable preferred stock:
    Series A Redeemable Convertible Preferred Stock, $0.01 par value; 5,500,000 shares authorized; 5,471,465 shares issued and outstanding
      at December 31, 1999 and 1998 (aggregate liquidation value of $5,471,465)      4,744,115       4,622,659
    Series B Redeemable Convertible Preferred Stock, $0.01 par value;
      2,920,000 and 2,800,000 shares authorized at December 31, 1999 and 1998, respectively; 2,800,000 shares issued and outstanding at
      December 31, 1999 and 1998 (aggregate liquidation value of $7,000,000)         6,978,902       6,975,073
                                                                                  ------------    ------------

        Total redeemable preferred stock                                            11,723,017      11,597,732
                                                                                  ------------    ------------

Commitments and contingencies (note 14)

Stockholders' deficit:
    Common stock, $0.01 par value; 20,000,000 shares authorized; 2,683,834 shares issued and outstanding at December 31, 1999; 3,207,669 shares
      issued and outstanding at December 31, 1998                                       26,838          32,077
    Additional paid-in capital                                                       4,099,608         503,356
    Deferred compensation (note 9)                                                  (3,504,573)       (586,750)
    Accumulated deficit                                                            (14,155,620)     (6,179,587)
                                                                                  ------------    ------------

        Total stockholders' deficit                                                (13,533,747)     (6,230,904)
                                                                                  ------------    ------------

                                                                                  $  2,542,380       6,363,849
                                                                                  ============    ============

See accompanying notes to financial statements.

                            FIRSTSENSE SOFTWARE, INC.

                            Statements of Operations

                  Years ended December 31, 1999, 1998 and 1997

                                                  1999           1998           1997
                                              -----------    -----------    -----------
Revenue:
    Software license fees                     $ 1,297,615        449,753             --
    Support and maintenance services              126,932         46,329         28,375
    Consulting services                           137,693         15,000        167,800
                                              -----------    -----------    -----------

                                                1,562,240        511,082        196,175
                                              -----------    -----------    -----------

Costs and expenses:
    Cost of revenue                               459,096        207,476         21,665
    Research and development                    3,022,870      2,493,106        860,442
    Selling and marketing                       3,755,042      2,362,099        151,656
    General and administrative                  1,706,336        840,997        352,921
    Stock-based compensation                      441,828         77,188         16,312
                                              -----------    -----------    -----------

                                                9,385,172      5,980,866      1,402,996
                                              -----------    -----------    -----------

                   Loss from operations        (7,822,932)    (5,469,784)    (1,206,821)

Interest income (expense), net                    (39,560)       255,473         75,481
Other expense, net                               (113,541)       (29,960)       (14,568)
                                              -----------    -----------    -----------

                   Net loss                    (7,976,033)    (5,244,271)    (1,145,908)

Accretion of redeemable preferred stock          (125,285)      (120,420)       (43,597)
                                              -----------    -----------    -----------

                   Net loss applicable to
                      common stockholders     $(8,101,318)    (5,364,691)    (1,189,505)
                                              ===========    ===========    ===========

Basic and diluted net loss per common share   $     (4.12)         (3.56)         (1.37)
                                              ===========    ===========    ===========

Weighted average basic and diluted common
    shares outstanding                          1,966,745      1,508,137        870,971
                                              ===========    ===========    ===========

See accompanying notes to financial statements.

                            FIRSTSENSE SOFTWARE, INC.

                   Statement of Stockholders' (Deficit) Equity

                  Years ended December 31, 1999, 1998 and 1997

                                                        COMMON STOCK
                                                   ---------------------   ADDITIONAL                                    TOTAL
                                                                  PAR      PAID - IN      DEFERRED    ACCUMULATED    STOCKHOLDERS'
                                                    SHARES       VALUE      CAPITAL     COMPENSATION    DEFICIT     (DEFICIT) EQUITY
                                                   ---------   ---------   ----------   ------------  ------------  ----------------
Balance at December 31, 1996                         700,900   $   7,009   $       --   $        --   $   210,592    $   217,601

    Shares issued under reincorporation of
       Mission Systems Inc. into FirstSense
       Software, Inc. (note 3)                       330,207       3,302      (13,017)           --            --         (9,715)

    Issuance of restricted common stock            2,175,000      21,750      195,750      (195,750)           --         21,750

    Amortization of deferred compensation                 --          --           --        16,312            --         16,312

    Accretion of Series A redeemable
       convertible preferred stock                        --          --      (43,597)           --            --        (43,597)

    Net loss                                              --          --           --            --     (1,145,908)   (1,145,908)
                                                   ---------   ---------   ----------   -----------   ------------   ------------

Balance at December 31, 1997                       3,206,107      32,061      139,136      (179,438)      (935,316)     (943,557)

    Deferred compensation relating to
       common stock options granted                       --          --      484,500      (484,500)           --             --

    Amortization of deferred
       compensation                                       --          --           --        77,188            --         77,188

    Accretion of Series A and Series B redeemable
       convertible preferred stock                        --          --     (120,420)           --            --       (120,420)

    Exercise of common stock options                   1,562          16          140            --            --            156

    Net loss                                              --          --           --            --     (5,244,271)   (5,244,271)
                                                   ---------   ---------   ----------   -----------   ------------   -----------
Balance at December 31, 1998                       3,207,669      32,077      503,356      (586,750)    (6,179,587)   (6,230,904)

    Deferred compensation relating to
       common stock options granted                       --          --    3,417,025    (3,417,025)           --             --

    Amortization of deferred
       compensation                                       --          --           --       441,828            --        441,828

    Issuance of warrants (notes 5 and 10)                 --          --      357,486            --            --        357,486

    Repurchase/retirement of restricted
       common stock                                 (563,551)     (5,636)     (57,374)       57,374            --         (5,636)

    Accretion of Series A and Series B redeemable
       convertible preferred stock                        --          --     (125,285)           --            --       (125,285)

    Exercise of common stock options                  39,716         397        4,400            --            --          4,797

    Net loss                                              --          --           --            --     (7,976,033)   (7,976,033)
                                                   ---------   ---------   ----------   -----------   ------------   ------------

Balance at December 31, 1999                       2,683,834   $  26,838   $4,099,608   $(3,504,573)  $(14,155,620)  $(13,533,747)
                                                   =========   =========   ==========   ===========   ============   ============

See accompanying notes to financial statements.

                            FIRSTSENSE SOFTWARE, INC.

                            Statements of Cash Flows

                  Years ended December 31, 1999, 1998 and 1997

                                                                          1999           1998           1997
                                                                      -----------    -----------    -----------
Cash flows from operating activities:
    Net loss                                                          $(7,976,033)    (5,244,271)    (1,145,908)
    Adjustments to reconcile net loss to net cash used in operating activities:
          Depreciation and amortization                                   393,348        258,522         63,633
          Stock-based compensation                                        441,828         77,188         16,312
          Amortization of warrant discount (notes 5 and 10)                59,502             --             --
          Gain on the disposal of fixed assets                                 --         (6,720)            --
          Provision for doubtful accounts                                  41,490         13,060             --
          Changes in assets and liabilities:
            Accounts receivable                                          (348,352)      (217,128)        41,585
            Prepaid expenses and other assets                              50,870        (69,739)       (44,685)
            Accounts payable                                              177,136         91,650        128,990
            Accrued expenses                                              275,623        188,844         74,494
            Deferred revenue                                              300,343        154,445             --
                                                                      -----------    -----------    -----------

                   Net cash used in operating activities               (6,584,245)    (4,754,149)      (865,579)
                                                                      -----------    -----------    -----------

Cash flows from investing activities:
    Purchases of fixed assets                                            (160,831)      (378,980)      (496,136)
    Proceeds from the sale of fixed assets                                     --         15,000             --
                                                                      -----------    -----------    -----------

                   Net cash used in investing activities                 (160,831)      (363,980)      (496,136)
                                                                      -----------    -----------    -----------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                            3,120,736        362,346             --
    Proceeds from issuance of common stock                                  4,797            156         21,750
    Proceeds from issuance of preferred stock                                  --      6,973,000      4,451,000
    Payment for repurchase of restricted stock                             (5,636)            --             --
    Repayment of capital lease obligations                                (27,328)            --             --
    Principal payments on long-term debt                                 (192,437)       (30,195)            --
                                                                      -----------    -----------    -----------

                   Net cash provided by financing activities            2,900,132      7,305,307      4,472,750
                                                                      -----------    -----------    -----------

Net (decrease) increase in cash and cash equivalents                   (3,844,944)     2,187,178      3,111,035

Cash and cash equivalents, beginning of year                            5,370,004      3,182,826         71,791
                                                                      -----------    -----------    -----------

Cash and cash equivalents, end of year                                $ 1,525,060      5,370,004      3,182,826
                                                                      ===========    ===========    ===========

Supplemental disclosure of cash flow information:
    Cash paid for interest                                            $    93,848         28,135             --

Supplemental disclosure of non-cash investing and financing activities:
    During 1998, the Company acquired office equipment by incurring a capital lease obligation of $27,328.

    During 1999, 1998 and 1997, the Company increased the Series A redeemable convertible preferred stock and decreased additional paid-in capital by $121,456, $118,347 and $43,597, respectively, to record accretion on the Series A redeemable convertible preferred stock.

    During 1999 and 1998, the Company increased the Series B redeemable convertible preferred stock and decreased additional paid-in capital by $3,829 and $2,073, respectively, to record accretion on the Series B redeemable convertible preferred stock.

    In July 1999, the Company granted a warrant to purchase Series B redeemable convertible preferred stock to a venture company (notes 5 and 10). The estimated fair value of $357,486 attributed to the warrant was recorded as a reduction in the carrying value of the related debenture and will be amortized as additional interest expense over the term of the debenture.

See accompanying notes to financial statements.

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(1)      NATURE OF THE BUSINESS

         FirstSense Software, Inc. (the "Company") develops, markets and supports an application performance management software designed for enterprise-wide distributed applications, including client/server, Internet and Extranet environments. The Company currently markets its products to middle market and larger customers primarily in the U.S. and several foreign countries.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      CASH AND CASH EQUIVALENTS

                  All highly liquid investments with an initial maturity of three months or less are considered to be cash equivalents.

         (b)      REVENUE RECOGNITION

                  Revenues from software product licenses are recognized when
                  (i) a signed noncancelable software license exists, (ii) delivery has occurred, (iii) the Company's fee is fixed or determinable, and (iv) collectibility is probable in accordance with the provisions of Statement of Position ("SOP") 97-2, Software Revenue Recognition.

                  Revenue from sales to resellers is deferred until such products are resold to a third party and provided all other conditions of SOP 97-2 are met.

                  Revenue from maintenance and support agreements is deferred and recognized ratably over the service period, generally twelve months. Revenue from consulting services is recognized as services are performed. All payments received in advance of the services rendered are recorded as deferred revenue.

         (c) ACCOUNTS RECEIVABLE, CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

                  Financial instruments which potentially expose the Company to concentrations of credit risk include accounts receivable. The Company does not require collateral but closely monitors amounts receivable from customers.

                  Revenue of $217,978 and $149,438, 14% of 10% of total revenue, respectively, was attributable to two separate customers for the year ended December 31, 1999. At December 31, 1999, accounts receivable from these two customers represented 9% of total accounts receivable. The Company believes that the balances related to these two customers are collectible as of December 31, 1999.

                  Revenue of $235,000, $87,900 and $62,880, or 46%, 17% and 12%
                  of total revenues, respectively, was attributable to three separate customers for the year ended December 31, 1998.


                                       6                             (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


                  Revenue of $96,634, $55,594 and $23,481, or 49%, 28% and 12%
                  of total revenues, respectively, was attributable to three separate customers for the year ended December 31, 1997.

         (d)      FIXED ASSETS

                  Fixed assets are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Expenditures for maintenance and repairs are charged to expense as incurred.

                  The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

         (e)      RESEARCH AND DEVELOPMENT, AND SOFTWARE DEVELOPMENT COSTS

                  Costs incurred on the research and development of the Company's products are expensed as incurred, except certain software development costs. Costs associated with the development of computer software are expensed as incurred prior to the establishment of technological feasibility (as defined by SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed). Costs incurred subsequent to the establishment of technological feasibility and prior to the general release of the products are capitalized. No software development costs were capitalized during the years ended December 31, 1999, 1998 and 1997 since costs incurred subsequent to establishment of technological feasibility were not material.

         (f)      ACCOUNTING FOR STOCK-BASED COMPENSATION

                  The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of stock-based awards on the date of grant. For employee stock-based awards, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net earnings disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB No. 25 and provide the pro forma disclosure of SFAS No. 123.

                  The Company accounts for non-employee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the grant-date fair value of the equity instruments issued, whichever is more reliably measurable.

         (g)      ADVERTISING COSTS

                  The Company expenses advertising costs as incurred. Advertising expense was $17,510, $4,672 and $0 for the years ended December 31, 1999, 1998 and 1997, respectively, and are included in selling and marketing expenses.


                                       7                             (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


         (h)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (i)      SEGMENT REPORTING

                  SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, establishes standards for the way that public business enterprises report selected information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 requires the use of the "management approach" in disclosing segment information, based largely on how senior management generally analyzes the business operations. The Company currently operates in only one segment and, as such, no additional disclosures are required.

         (j)      BASIC AND DILUTED NET LOSS PER COMMON SHARE

                  SFAS No. 128, Earnings per Share, requires the presentation of basic earnings per share and diluted earnings per share for all periods presented. As the Company has been in a net loss position for all periods presented, common stock equivalents of 11,125,806, 10,814,745 and 8,015,501 for the years ended
                  December 31, 1999, 1998 and 1997, respectively, were excluded from the diluted net loss per share calculation as they would be antidilutive. As a result, diluted net loss per share is the same as basic net loss per share, and has not been presented separately.

         (k)      RECENT ACCOUNTING PRONOUNCEMENTS

                  In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued SOP No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP No. 98-1 requires the capitalization of certain internal costs related to the implementation of computer software obtained for internal use. This standard, which the Company adopted in the first quarter of 1999, did not have any impact on its financial position or its results of operations.

                  In April 1998, SOP No. 98-5, Reporting on the Costs of Start-Up Activities, was issued. Under SOP No. 98-5, the costs of start-up activities should be expensed as incurred. Start-up activities are broadly defined as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer, commencing some new operation or organizing a new entity. This standard, which the Company adopted in the first quarter of 1999, did not have any impact on its financial condition or its results of operations.


                                       8                             (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(3)      REINCORPORATION AND RECAPITALIZATION

         Mission Systems, Incorporated ("MSI"), a New Hampshire company, established a wholly-owned subsidiary incorporated in Delaware under the name FirstSense Software, Inc. (the "Company"). Pursuant to an Agreement and Plan of Merger dated August 8, 1997, MSI was merged into the Company (the "Merger"). By virtue of the Merger, each share of Class A common stock and Class B common stock of MSI was converted into
         1.471119 shares of common stock and 1.386024 shares of preferred stock (designated the Series A Preferred Stock) of the Company. The single share of common stock of the Company held by MSI immediately prior to the Merger was canceled.

         In August 1997, the Company amended its Articles of Incorporation to increase the number of authorized shares to 25,500,000, of which 20,000,000 shares were designated as common stock and 5,500,000 shares were designated as preferred stock, both with $0.01 par value.

         In June 1998, the Company amended its Articles of Incorporation to increase the number of authorized shares to 28,300,000, of which 20,000,000 shares were designated as common stock and 8,300,000 shares were designated as preferred stock, both with $0.01 par value.

         In July 1999, the Company amended its Articles of Incorporation to increase the number of authorized shares to 28,420,000, of which 20,000,000 shares were designated as common stock and 8,420,000 shares were designated as preferred stock, both with $0.01 par value.

(4)      FIXED ASSETS

         Fixed assets consist of the following at December 31, 1999 and 1998:

                                         ESTIMATED
                                        USEFUL LIFE
                                          (YEARS)         1999          1998
                                        -----------   ------------    ------------
Computer equipment                          3         $    929,325         762,861
Furniture and fixtures                      3              198,125         212,888
Leasehold improvements                      3              104,454          95,324
                                                      ------------    ------------

                                                         1,231,904       1,071,073
Less accumulated depreciation and
   amortization                                           (791,399)      (398,051)
                                                      ------------    ------------

                                                      $    440,505         673,022
                                                      ============    ============


                                       9                             (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(5)      LINE OF CREDIT, TERM LOAN AND SUBORDINATED DEBENTURE

         In February 1999, the Company amended a credit agreement (the "Agreement") with a bank which provided for a revolving loan (the "Revolving Loan") of up to $1.0 million through March 31, 1999 in addition to a term loan (the "Term Loan") of up to $750,000, which was used for the financing of equipment purchases through September 30, 1998. Borrowings under the Revolving Loan and Term Loan were limited in the aggregate to $1.75 million, as defined in the Agreement.

         Revolving Loan borrowings bore interest, payable monthly, at the prime rate plus 3/4% (9.25% at December 31, 1999). At December 31, 1999, no borrowings were outstanding against the Revolving Loan and borrowings were no longer available to the Company. Term Loan borrowings are payable in 36 monthly installments of principal plus interest commencing on October 1, 1998 and bear interest at the prime rate plus 3/4% (9.25% and 8.50% at December 31, 1999 and 1998, respectively), and are due in full on September 1, 2001. Under the Term Loan Agreement, additional borrowings were no longer available to the Company at December 31, 1999. The outstanding balance under the Term Loan was $298,567 and $332,151 at December 31, 1999 and 1998,
         respectively. Borrowings under the Term Loan are collateralized by substantially all assets of the Company. On January 24, 2000, the Company paid off two equipment loans totaling $286,760.

         In July 1999, the Company closed on a subordinated debt financing allowing the Company to borrow up to $3.0 million from a major venture capital company. The terms provide the Company with a loan (the "Subordinated Debenture") in aggregate principal amount of $3.0 million, of which $1.5 million (Phase I) was available immediately and $1.5 million (Phase II) was to be available upon the general release of the Company's Version 2.0 Enterprise product (June 1999). The Phase I installment of $1.5 million was taken down in total and Phase II in minimum installments of $500,000, each evidenced by Subordinated Promissory Note(s) executed by the Company. In consideration for the financing arrangement, the Company granted to the venture company a warrant to purchase Series B Preferred Stock (note 10). The Company recorded the fair value of the warrant of $357,486 as a reduction in the carrying value of the Subordinated Debenture which will be amortized to interest expense on a straight-line basis over the term of the Subordinated Debenture. The unamortized balance was $297,984 at December 31, 1999.

         The outstanding principal amount of the Subordinated Debenture, together with interest thereon precomputed at the rate of 12% annually, is due and payable in 3 equal monthly installments of interest only, payable on the first day of each month, followed by 33 equal monthly installments of principal and interest, payable on the first day of each month, including the maturity date. The balance due under this agreement at December 31, 1999 was $2,961,883.


                                       10                            (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


         At December 31, 1999, future aggregate principal payments on the Term Loan and the Subordinated Debenture are as follows:

                Year ending December 31,
                          2000                      $ 1,017,466
                          2001                        1,213,736
                          2002                          993,400
                          2003                           35,848

(6)      REDEEMABLE CONVERTIBLE PREFERRED STOCK

         A summary of the Company's redeemable convertible preferred stock as of December 31, 1999, 1998 and 1997, and changes during each of the years then ended, is presented below:

                                                                                                 TOTAL
                                             SERIES A REDEEMABLE       SERIES B REDEEMABLE     REDEEMABLE
                                                CONVERTIBLE                CONVERTIBLE         PREFERRED
                                               PREFERRED STOCK           PREFERRED STOCK         STOCK
                                            ----------------------   -----------------------   -----------

                                               SHARES     AMOUNT        SHARES      AMOUNT       AMOUNT
                                            ---------   ----------   ----------   ----------   -----------
Balance at December 31, 1996                       --   $       --           --   $       --   $        --

   Shares issued under reincorporation
      of  Mission Systems Inc. into
      FirstSense Software, Inc. (note 3)      971,465        9,715           --           --         9,715

   Issuance of Series A redeemable
      convertible preferred stock, net      4,500,000    4,451,000           --           --     4,451,000
      of issuance costs of $49,000

   Accretion of Series A redeemable
      convertible preferred stock                  --       43,597           --           --        43,597
                                            ---------   ----------   ----------   ----------   -----------

Balance at December 31, 1997                5,471,465    4,504,312           --           --     4,504,312

   Issuance of Series B redeemable
      convertible preferred stock, net             --           --     2,800,00    6,973,000     6,973,000
      of issuance costs of $27,000

   Accretion of Series A and Series B
      redeemable convertible preferred             --      118,347           --        2,073       120,420
      stock
                                            ---------   ----------   ----------   ----------   -----------

Balance at December 31, 1998                5,471,465    4,622,659    2,800,000    6,975,073    11,597,732

   Accretion of Series A and Series B
      redeemable convertible preferred             --      121,456           --        3,829       125,285
      stock
                                            ---------   ----------   ----------   ----------   -----------

Balance at December 31, 1999                5,471,465   $4,744,115    2,800,000   $6,978,902   $11,723,017
                                            =========   ==========   ==========   ==========   ===========


                                       11                            (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


         In August 1997, the Company issued 4,500,000 shares of Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") at a price of $1.00 per share and received net proceeds of $4,451,000.

         In June 1998, the Company issued 2,800,000 shares of Series B Redeemable Convertible Preferred Stock (the "Series B Preferred Stock") at a price of $2.50 per share and received net proceeds of $6,973,000.

         The Series A Preferred Stock and the Series B Preferred Stock are hereinafter referred to collectively as the "Redeemable Preferred Stock." On December 31, 1999, Redeemable Preferred Stock consisted of 8,420,000 shares authorized, of which 5,500,000 was designated as Series A Preferred Stock and 2,920,000 as Series B Preferred Stock. At December 31, 1999, the Redeemable Preferred Stock has the following characteristics.

         (a)      VOTING RIGHTS

                  The holders of Redeemable Preferred Stock generally vote together with the holders of common stock on all matters and are entitled to one vote for each share of common stock into which the Redeemable Preferred Stock is convertible.

         (b)      DIVIDEND RIGHTS

                  The holders of Redeemable Preferred Stock are not entitled to receive dividends unless declared by the Company's Board of Directors. Redeemable Preferred Stock shall at first, or simultaneously, receive a like dividend or distribution as those paid or set aside for common stock. Through December 31, 1999, no dividends have been declared or paid by the Company.

         (c)      LIQUIDATION PREFERENCE

                  In the event of any liquidation, dissolution, merger, sale or winding-up of the Company, the holders of Redeemable Preferred Stock are entitled to receive, prior and in preference to holders of common stock, $1.00 and $2.50 per share (subject to certain anti-dilutive adjustments) plus any accrued but unpaid dividends on Series A Preferred Stock and Series B Preferred Stock, respectively.

                  Any net assets remaining after the payment of all preferential amounts to the holders of the Redeemable Preferred Stock shall be shared ratably by the redeemable preferred stockholders and common stockholders not to exceed $3.00 and $5.00 per share (subject to certain anti-dilutive adjustments) of Series A Preferred Stock and Series B Preferred Stock, respectively.


                                       12                            (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


         (d)      CONVERSION

                  Each share of Redeemable Preferred Stock is convertible, at the option of the holder, into one share of common stock of the Company, subject to certain anti-dilution adjustments. The Redeemable Preferred Stock will automatically convert into common stock upon the closing of a qualified initial public offering under which net proceeds equal or exceed $20,000,000 at a per share price of at least $7.50 per share or by the election of the holders of more than 50% and 66 2/3% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, respectively.

         (e)      REDEMPTION

                  At any time on or after June 22, 2003, subject to approval by a two-thirds vote as a single class, holders of the Redeemable Preferred Stock shall have the right to cause the Company to redeem the then outstanding shares at the respective original per share purchase price (subject to certain anti-dilutive adjustments) plus any accrued but unpaid dividends as follows:

                                                   PORTION OF OUTSTANDING
                                                    SHARES OF REDEEMABLE
                                                      PREFERRED STOCK
                                                       TO BE REDEEMED
                                                   ----------------------
            June 22, 2003                                 33 1/3%
            June 22, 2004                                   50%
            June 22, 2005                           All shares then held

(7)      COMMON STOCK

         Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to the preferential dividend rights of the holders of Redeemable Preferred Stock.

(8)      STOCK OPTION PLANS

         During 1997, the Company adopted the FirstSense Software, Inc. 1997 Stock Incentive Plan (the "1997 Plan"). The 1997 Plan provides for the issuance of incentive stock options to officers and other employees of the Company and non-qualified stock options, awards of stock and direct stock purchase opportunities to directors, officers, employees and consultants of the Company. The total number of shares which may be issued under the 1997 Plan is 1,869,712. The Board of Directors is responsible for administration of the 1997 Plan. The Board determines the term of each option, the option exercise price, the number of shares for which each option is granted, and the rate at which each option is exercisable. To date, options awarded generally vest ratably over four years and expire ten years from the date of grant.


                                       13                            (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


         In 1997, upon the merger with MSI (note 3), the Company adopted the 1996 Equity Incentive Plan of Mission Systems, Incorporated (the "1996 Plan"). The terms of the 1996 Plan are substantially the same as the 1997 Plan described above. Upon its adoption, a maximum of 30,288 shares of common stock was reserved for issuance upon the exercise of options under the 1996 Plan.

         A summary of the status of the Company's stock options as of December 31, 1999, 1998 and 1997, and changes during the years then ended, is presented below:

                                         1999                   1998                  1997
                               -----------------------  ---------------------  -------------------
                                             WEIGHTED-              WEIGHTED-            WEIGHTED-
                                             AVERAGE                AVERAGE              AVERAGE
                                             EXERCISE               EXERCISE             EXERCISE
                                 SHARES       PRICE      SHARES      PRICE     SHARES     PRICE
                               ----------    ---------  --------    ---------  -------   ---------
Outstanding at beginning
     of year                    1,147,288    $   0.17    604,288    $   0.13    30,288   $   0.73

     Granted                      839,000        0.33    628,000        0.21   574,000       0.10
     Exercised                    (39,716)       0.12     (1,562)       0.10        --
     Canceled                    (109,481)       0.21    (83,438)       0.16        --
                               ----------    --------   --------    --------   -------   --------

Outstanding at end
     of year                    1,837,091    $   0.25   1,147,288   $   0.17   604,288   $   0.13
                               ==========    ========   =========   ========   =======   ========


Options exercisable at
     end of year                  483,359    $  0.18      152,398   $   0.14     2,575   $   0.68
                               ==========    =======    =========   ========   =======   ========

Options available for
     future grant                  21,631
                               ==========

Weighted-average grant-
     date fair value of
     options granted during
     the year                  $     4.16               $    0.80              $  0.02
                               ==========               =========              =======


                                       14                            (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


         The following table summarizes information about stock options outstanding and exercisable at December 31, 1999:

                                        WEIGHTED-
                                         AVERAGE
                                        REMAINING
                                       CONTRACTUAL
          EXERCISE        OPTIONS         LIFE            OPTIONS
           PRICE        OUTSTANDING      (YEARS)        EXERCISABLE
          --------      -----------    -----------      -----------
           $ .10           607,803           7.99          310,571
             .25           506,000           8.85          122,036
             .35           693,000           9.74           33,032
             .68            10,298           6.33            7,724
             .75            19,990           7.30            9,996
                        ----------     ----------       ----------

                         1,837,091           8.87          483,359
                        ==========     ==========       ==========

         The fair value of each option grant is established on the date of grant using the minimum-value method with the following assumptions for grants in 1999, 1998 and 1997: no dividend yield and no volatility; risk-free interest rates of 6.1%, 5.5% and 6.1%, respectively; and a weighted-average expected option term of 4 years.

         Had compensation expense for these awards been determined based on the fair value at the date of grant consistent with the method prescribed by SFAS No. 123, the Company's net loss applicable to common stockholders, and basic and diluted net loss per share would have been increased to the pro forma amounts indicated below for the years ended December 31, 1999, 1998 and 1997:

                                                   1999           1998         1997
                                                   ----           ----         ----
Net loss applicable to
       common stockholders      As reported    $ (8,101,318)   (5,364,691)   (1,189,505)
                                Pro forma        (8,121,035)   (5,398,875)   (1,189,570)
Basic and diluted net loss
       per share                As reported    $      (4.12)        (3.56)        (1.37)
                                Pro forma             (4.13)        (3.58)        (1.37)

(9)      DEFERRED COMPENSATION

         In 1999 and 1998, the Company recorded deferred compensation of $3,417,025 and $484,500, respectively, representing the difference between the exercise price of stock options granted and the estimated fair market value of the underlying common stock at the date of grant. The difference has been recorded as a reduction of stockholders' (deficit) equity and is being amortized over the vesting period of applicable options, typically four years. Of the total deferred compensation amount, $430,703 has been amortized as of December 31, 1999. The amortization of deferred compensation is recorded as an operating expense.


                                       15                            (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


         In 1997, the Company recorded deferred compensation expense of $195,750, representing the difference between the purchase price of restricted common stock issued and the estimated fair market value of common stock at the date of grant. This difference was recorded as a reduction of stockholders' (deficit) equity and was being amortized over the restriction period of four years. Of the total deferred compensation amount, $104,625 was amortized and recorded as an operating expense through December 31, 1999, and $57,374 was reversed upon the termination of the employees who originally purchased the restricted common stock in accordance with the original restricted stock agreement. Subsequent to year end, upon acquisition of the Company by Concord Communications, Inc. ("Concord") (note 15), the remaining deferred compensation was amortized as an expense pursuant to the acceleration of vesting provision included in the original restricted stock agreement.

(10)     WARRANTS

         In July 1999, the Company, in conjunction with the Subordinated Debenture (note 5), granted the venture capital company a warrant to subscribe to and purchase from the Company that number of fully paid and non-assessable shares of the Company's Series B Preferred Stock equal to $420,000 divided by the Exercise Price. The Exercise Price will be equal to the lesser of (i) $3.50 per share or (ii) the numeric average of (a) $2.50 (last financing round price), and (b) the price per share of the securities sold by the Company in the next equity financing event (the "Next Round"). For purposes of this Agreement, the Next Round means (i) the Company's next private round of equity financing, (ii) a sale or merger, or (iii) the Company's initial public offering. This Warrant Agreement will retain the right to purchase Preferred Stock as granted beginning on the Effective Date and will be exercisable for a period of 10 years or 5 years from the effective date of the Company's initial public offering, whichever is shorter. The fair value ascribed to the warrant on the date of grant was $357,486. The fair value of the warrant on the date of grant was determined using the Black-Scholes model with the following assumptions: 80% volatility, risk-free interest rate of 6.1%, 10-year life and a grant price of $3.50. Such amount has been recorded as a reduction to the carrying value of the Subordinated Debenture and will be amortized to interest expense on a straight-line basis over the term of the debenture. The unamortized balance was $297,984 at December 31, 1999.

(11)     COMPREHENSIVE INCOME

         The Company adopted SFAS No. 130, Reporting Comprehensive Income, which requires that all components of comprehensive income be reported in the financial statements in the period in which they are recognized. For each year reported, comprehensive loss under SFAS No. 130 was equivalent to the Company's net loss reported in the accompanying statements of operations.


                                       16                            (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(12)     INCOME TAXES

         Deferred tax assets consisted of the following at December 31, 1999 and 1998:

                                                          1999           1998
                                                      -----------    -----------
  Net operating loss carryforwards                    $ 5,048,000      2,126,000
  Research and development tax credit carryforwards       318,000        174,000
  Accrual to cash adjustment                              370,000        234,000
  Other                                                    40,000         44,000
                                                      -----------    -----------
           Deferred tax assets                          5,776,000      2,578,000
  Deferred tax asset valuation allowance               (5,776,000)    (2,578,000)
                                                      -----------    -----------

                                                      $        --             --
                                                      ===========    ===========

         The Company has provided a valuation allowance for the full amount of its deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 1999.

         At December 31, 1999, the Company has federal and state net operating loss carryforwards of approximately $12,537,000 available to reduce future taxable income which expire at various dates through 2019. The Company also has federal and state research and development tax credit carryforwards of approximately $323,000 available to reduce future tax liabilities which expire at various dates through 2019.

         Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards and tax credit carryforwards which could be utilized annually to offset future taxable income and taxes payable.

(13)     401(K) SAVINGS PLAN

         The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the 401(k) Plan may be made at the discretion of the Board of Directors. The Company has not made any contributions to the 401(k) Plan for the three-year period ended December 31, 1999.

(14)     COMMITMENTS AND CONTINGENCIES

         The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was $235,214, $93,433 and $15,274 for the years ended December 31, 1999, 1998 and 1997, respectively.

         Future minimum lease commitments at December 31, 1999 amount to $152,946, which is payable during the year 2000.


                                       17                            (Continued)

                            FIRSTSENSE SOFTWARE, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(15)     SUBSEQUENT EVENTS

         On February 4, 2000, the Company was acquired by Concord. Under the terms of the merger, the shareholders of the Company received an aggregate of 1,940,000 Concord shares. The transaction, which was accounted for as a pooling of interests, is subject to certain conditions and has received the required regulatory and shareholder approvals of the Company and Concord. During 1999, the Company entered into a two year OEM agreement with Concord. The Company granted Concord a license to market the FirstSense MIB Agent software with Concord's own software product in return for a guaranteed minimum license fee of $325,000 to be paid in 4 installments over a 9 month period beginning on September 28, 1999. The Company is recognizing the revenue related to the guaranteed minimum license fee ratably over a 12 month service period as the Company does not have vendor specific objective evidence of the fair value of the maintenance component of the agreement.


                                       18